Exhibit 10.3
                  Noncompetition Agreement and Confidentiality
                             Agreement with Leo Lund

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT


         THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this "Agreement") is made and entered into as of September 30, 1996 by and between LAMCOR, INCORPORATED, a Minnesota corporation (the "Company") and LEO LUND (the "Seller").

                                   BACKGROUND

         A. Pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated September 30, 1996 by and among the Company, Packaging Acquisition Corporation, a Georgia corporation ("Buyer"), and LI Acquisition Corporation, a wholly owned subsidiary of Buyer ("Sub"), Buyer has agreed to acquire the Company through the merger of Sub with and into the Company.

         B. Prior to the consummation of the transactions contemplated by the Merger Agreement, the Seller was a shareholder of the Company.

         C. The Seller will receive substantial consideration for the transactions contemplated by the Merger Agreement.

         D. The Company is engaged in the business of flexible packaging pouch-making, slitting and lamination (the "Business") throughout the territorial United States and Canada (the "Territory").

         E. The Seller has acquired intimate knowledge of the Business, which, if exploited by the Seller in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of Buyer to derive benefit from its acquisition of the Company and for the Company to continue to operate the Business.

         F. The Merger Agreement requires the Seller to enter into this Agreement with the Company as a condition precedent to the consummation of the transactions contemplated by the Merger Agreement, and Buyer would be unwilling to consummate the transactions contemplated by the Merger Agreement without this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                             CASH PAYMENT TO SELLER

         In consideration of the covenants of the Seller contained herein, the Company agrees to pay to the Seller on the date hereof in cash the sum of Fifty Eight Thousand Four Hundred Dollars ($58,400), payable on January 3, 1997.


                                   ARTICLE II

                                 CONFIDENTIALITY

         2.1 Definitions. As used in this Article 2, the term "Confidential Information" shall mean any and all information regarding the organization, business or finances of the Company, including, without limitation, any and all business plans and strategies, financial information, proposals, reports, marketing plans and information, cost information, customer information, sales volume and other sales statistics, personnel data, pricing information, concepts and ideas, information respecting existing and proposed investments and acquisitions, and information regarding providers and suppliers, but the term "Confidential Information" shall not include information which prior to receipt thereof by the Seller (i) was generally publicly available, or (ii) was in the possession of the Seller free of any restrictions on its use or disclosure and from a source other than the Company or any of its affiliates.

         2.2 Non-Disclosure. Seller covenants and agrees that he will not use or disclose any of the Confidential Information for any reason or purpose whatsoever, except that Seller may disclose Confidential Information to authorized representatives of the Company or as directed or authorized by the Company or use such Confidential Information so long as such disclosure and use is in connection with the proper and lawful performance of his services to the Company.

         2.3 Records of the Company. The Seller shall not remove any records, documents or any other tangible items (excluding items of personal property owned by the Seller) from the premises of the Company, in either original or duplicate form, except as needed in the ordinary course of performing services to the Company. Upon the request of the Company, the Seller shall promptly deliver to the Company or destroy any such records, documents or other tangible items removed from the premises of the Company by the Seller or his representatives.

                                   ARTICLE III

                             COVENANT NOT TO COMPETE

         The Seller covenants and agrees that, for a period of two (2) years after the date of this Agreement, the Seller shall not, for himself or in conjunction with any person, firm or corporation, engage in, acquire, establish or own any financial, beneficial or other interest in any entity engaged in a Restricted Business (as hereinafter defined) within any part of the Territory, or be employed by or render any managerial, marketing or other advice within any part of the Territory for or in connection with a Restricted Business, other than for the Company; provided, however, that the foregoing shall not prohibit the Seller from owning less than five percent (5%) of any class of securities of a publicly held corporation. As used in this Agreement, the term "Restricted Business" shall mean any person or entity that is engaged, directly or indirectly, in any business or enterprise which is like the Business.

                                   ARTICLE IV

                          NONSOLICITATION OF CUSTOMERS

         The Seller covenants and agrees that, for a period of two (2) years after the date of this Agreement, the Seller shall not, for his own benefit or the benefit of others, other than for the Company, solicit or induce, or attempt to solicit or induce, any Restricted Business Customer (as hereinafter defined) to purchase from a Restricted Business goods or services like or similar to the goods and services manufactured or performed by the Company. As used in this Agreement, the term "Restricted Business Customer" means any person or entity located in the Territory to whom the Company has sold, or attempted to sell, within the three (3) year period preceding the date hereof; products or services manufactured or performed by the Company.

                                    ARTICLE V

                          NONSOLICITATION OF EMPLOYEES

         The Seller covenants and agrees that, for a period of two (2) years after the date of this Agreement, he will not solicit or induce, or attempt to solicit or induce, any employee of the Company to terminate his or her employment with the Company, whether or not such employment is for a specified term or is at will, and whether or not such employment is pursuant to an oral or written agreement.

                                   ARTICLE VI

                        REASONABLENESS; INJUNCTIVE RELIEF

         The restrictions contained in this Agreement arise out of the acquisition by Buyer of the Company, and are made and given to protect and preserve unto Buyer the benefit of its acquisition thereof and the good will of the business associated therewith. The Seller acknowledges and agrees that he has entered into this Agreement in consideration of Buyer's entering into the Merger Agreement. The Seller further acknowledges and agrees that such restrictions are fair and reasonable, that such restrictions are necessary to protect and preserve unto Buyer the benefit of its bargain in the acquisition of the Company, and that such restrictions are necessary for the protection of the legitimate business interests of the Company. Each of the restrictive covenants contained in this Agreement are independent of each other and of any other provision of this Agreement, and the existence of a claim which the Seller may have against the Company, whether based on this Agreement or otherwise, will not prevent the enforcement of any of these restrictive covenants. The Seller agrees that the Company's remedies at law for any breach or threat of breach by the Seller of the provisions of this Agreement, or any part hereof; will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent a breach or threatened breach of the provisions of this Agreement and to enforce specifically the terms and provisions hereof. The Company agrees that injunctive relief shall be the sole and exclusive remedy for Seller's breach of any of the restrictive covenants contained herein. The length of time for which these restrictive covenants shall be in force shall be extended by any period of violation or any other period required for litigation during which the Company seeks to enforce these covenants. Should any provision of these covenants be held invalid, illegal or unenforceable, in whole or in part, the validity, legality or enforceability of the remaining part of such provision, and the validity, legality and enforceability of the other provisions hereof; shall not be affected thereby. If any invalidity shall be caused by the length of any period of time, the size of any area, or the scope of activities set forth in any provision hereof; such period of time, such area, such scope or all of such factors, shall be considered to be reduced to a period, area or scope which would cure such invalidity. Any provision of this Agreement which is held invalid, illegal or unenforceable in any jurisdiction shall not be deemed invalid, illegal or unenforceable in any other jurisdiction.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Assignment. This Agreement and the rights and obligations of the Company hereunder may be assigned by the Company and shall inure to the benefit of; shall be binding upon and shall be enforceable by any such assignee, provided that any such assignee shall agree to assume and be bound by this Agreement. This Agreement and the rights and obligations of the Seller hereunder may not be assigned or delegated by the Seller without the prior written consent of the Company, and any such assignment without consent shall be deemed to be void and of no effect. The Company and the Seller acknowledge and agree that Buyer is intended to be a third party beneficiary under this Agreement. Subject to the foregoing, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties hereto, Buyer and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

         7.2 Notices Agents. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier (effective when delivered), telegraphed, telexed or by facsimile transmission (effective when received) or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged), as follows:

         If to Seller:              Leo Lund
                                    8900 Penn Avenue South, Suite 101
                                    Bloomington, Minnesota 55431-2099
                                    Telephone:  (612) 881-3000
                                    Telecopier: (612) 8814902

         With a copy (which         Gray, Plant, Mooty, Mooty & Bennett, P.A.
         shall not constitute       3400 City Center
         notice) to:                33 South Sixth Street
                                    Minneapolis, Minnesota 55402-3796
                                    Attn:  Bruce B. McPheeters, Esq.
                                    Telephone:  (612) 343-2866
                                    Telecopier: (612) 333-0066

         If to the Company:         Lamcor, Incorporated
                                    P.O. Box 70
                                    Highway 169 North
                                    LeSueur, Minnesota 56058
                                    Attn:  Toby Jensen
                                    Telephone:  (507) 665-6658
                                    Telecopier: (507) 665-2870

         With copies (which         Packaging Acquisition Corporation
         shall not constitute       1633 Mount Vernon Road
         notice) to:                Dunwoody, Georgia 30338
                                    Attn:  William C. Beddingfield
                                    Telephone:  (770) 604-9000
                                    Telecopier: (770) 604-9077

                                    and

                                    Alston & Bird
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309
                                    Attn:  Teri L. McMahon, Esq.
                                    Telephone:  (404) 881-7266
                                    Telecopier:  (404) 881-7777

in any manner other than by facsimile transmission, such party shall also give a notice by facsimile transmission.

         7.3 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia applicable to contracts made and wholly performed within such state, except with respect to matters of law concerning the internal corporate or trust affairs of any corporate or trust entity which is a party to or subject of this Agreement, as to those matters of law of the jurisdiction under which the respective entity derives its powers shall govern.

         7.4 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties provided, however, that the Company acknowledges that it continues to owe Seller Thirty Six Thousand Five Hundred Dollars ($36,500.00) for accrued but unpaid salary as of August 31, 1996. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a waiver of waiver unless otherwise expressly provided. The Company, on the one hand, and the Seller, on the other hand, may by written instrument only (a) waive compliance with any of the covenants of the other party contained in this Agreement and (b) waive the other party's performance of any of the obligations set out in this Agreement. In the event the Merger is not consummated, this Agreement shall be null and void and of no force and effect, and no payment as described in Article I shall be due and owing.

         7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.6 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         7.7 Construction. The provisions of this Agreement have been carefully negotiated and bargained for between the parties hereto, and the fact that one party may have taken the lead in drafting this Agreement shall not cause any supposed ambiguities or other defects in any provisions hereof to be construed against the drafting party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         LAMCOR, INCORPORATED


                                         By:___________________________________
                                         Name:_________________________________
                                         Title:________________________________



                                         --------------------------------------
                                                        Leo Lund